EXHIBIT 99.1
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      Meridian Holdings Inc, Will File Form 15, Deregistering Common Stock

Los Angeles, Calif., October 30, 2008 - Meridian Holdings, Inc.. (PINKSHEET:MRDH) today announced that it plans to file a Form 15 with the Securities and Exchange Commission (SEC) within the next 30 days, to deregister its common stock and suspend its reporting obligations under the Securities Exchange Act of 1934. Meridian Holdings, Inc.. expects that the deregistration will become effective 90 days after the filing with the SEC.

To address shareholders' concerns, additional details concerning this corporate action, may be found in an 8-K filed with the Securities and Exchange Commission and on the company's web site at www.meho.com.

Note Concerning Forward-Looking Statements

Forward-looking statements in this release are based on information available to the Company as of the date of this release, and the Company assumes no obligation to update or revise forward-looking statements. Forward-looking statements are inherently uncertain, and the Company's actual results may differ from management's expectations. Risks and uncertainties associated with forward-looking statements include, without limitation, the Company's ability to obtain the funding necessary to maintain business operations; the Company's ability to hire and/or retain qualified management and operational personnel; and the Company's ability to continue executing its business plan. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these cautionary statements. Meridian Holdings, Inc. assumes no obligations to provide updates related to any forward-looking information.

Source: Meridian Holdings, Inc.
Telephone: 310-242-5679